               FIRST AMENDMENT TO AGREEMENT AND PLAN OF EXCHANGE

         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF EXCHANGE (this "Amendment"), made as of the 8th day of January, 1998, by and among ADVANCED COMMUNICATIONS GROUP, INC., a Delaware corporation organized in September 1997, ADVANCED COMMUNICATIONS CORP. (formerly named Advanced Communications Group, Inc.), a Delaware corporation organized in June 1996, ACG ACQUISITION II CORP., a Delaware corporation, TELE-SYSTEMS, INC., a Kansas corporation, and DAVID MITCHELL, EARL BROWN, CRAIG MCILVAIN, BOB PAGE and GARY GAMM, the only stockholders of the Company, amends the Agreement and Plan of Exchange dated as of October 6, 1997 among the parties (the "Restated Agreement"; and as amended hereby, the "Agreement").

                                    RECITALS

                  WHEREAS, the parties wish to extend the date by which the transactions contemplated by this Agreement to take place at the Closing shall occur; and

                  WHEREAS, all capitalized terms not otherwise defined herein have the meanings ascribed to them in the Restated Agreement;

                  NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties, covenants and agreements herein contained, and other consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows:


1.       EXTENSION OF CLOSING DATE.

         The phrase, "January 31, 1998," in Section 13.1(ii) of the Restated Agreement is deleted and replaced by the phrase, "February 20, 1998."


2.       MISCELLANEOUS

         2.1 Counterparts. For the convenience of the parties, any number of counterparts of this Amendment may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument. A facsimile copy of a signature page to this Amendment shall be accorded the same force and effect as a manually executed original counterpart of a signature page to this Amendment.

         2.2 Integration Clause. The Restated Agreement, as modified by this Amendment, represents the final agreement among the parties relating to its subject matter and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                 ADVANCED COMMUNICATIONS GROUP, INC.



                                 BY: /s/ RICHARD P. ANTHONY
                                    ---------------------------------------
                                 NAME:  RICHARD P. ANTHONY
                                 TITLE: CHAIRMAN AND CHIEF EXECUTIVE OFFICER


                                 TELE-SYSTEMS, INC.



                                 BY: /s/ EARL BROWN
                                    ---------------------------------------
                                 NAME:  EARL BROWN
                                 TITLE: PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                 STOCKHOLDERS:


                                 /s/ DAVID MITCHELL
                                 ------------------------------------------
                                 DAVID MITCHELL


                                 /s/ EARL BROWN
                                 ------------------------------------------
                                 EARL BROWN



                                 /s/ CRAIG MCILVAIN
                                 ------------------------------------------
                                 CRAIG MCILVAIN

                                 /s/ BOB PAGE
                                 ------------------------------------------
                                 BOB PAGE



                                 /s/ GARY GAMM
                                 ------------------------------------------
                                 GARY GAMM


                                 ADVANCED COMMUNICATIONS CORP.


                                 BY: /s/ ROD K. CUTSINGER
                                    ---------------------------------------
                                 NAME:  ROD K. CUTSINGER
                                 TITLE: CHAIRMAN AND CHIEF EXECUTIVE OFFICER


                                 ACG ACQUISITION II CORP.


                                 BY: /s/ ROD K. CUTSINGER
                                    ---------------------------------------
                                 NAME:  ROD K. CUTSINGER
                                 TITLE: PRESIDENT

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